As filed with the Securities and Exchange Commission on August 2, 2006
                                                   Registration No. -___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.

             (Exact name of registrant as specified in its charter)


                Nevada                                   20-4381969
  ---------------------------------           ---------------------------------
    (State or other jurisdiction              (IRS Employer Identification No.)
  of incorporation or organization)

                 1230 Calle Suerte, Camarillo, California 93012
               (Address of principal executive offices) (Zip Code)

                             COMPENSATION AGREEMENT
                              (Full title of Plan)

                              Ari Markow, President
                    Pride Business Development Holdings, Inc.
                                1230 Calle Suerte
                           Camarillo, California 93012
                     (Name and address of agent for service)

                                 (866) 868-0461
          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                                 Marc Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                             1065 Avenue of Americas
                               New York, NY 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed     Proposed
Title of                                         Maximum      Maximum
Securities      Amount           Offering        Aggregate    Amount of
to be           to be            Price           Offering     Registration
Registered      Registered (1)   Per Share(2)    Price(2)     Fee
----------      --------------   ------------    --------     ------------
Common Stock,      150,000         $0.80         $120,000.00    $12.84
..001 par value
--------------------------------------------------------------------------------

(1) Issuable pursuant to the Compensation Agreement between Pride Business Development Holdings, Inc. and Marc Ross, dated as of July 25, 2006.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price on the OTC Bulletin Board on August 1, 2006, which was $0.80 per share.

                                     PART I

ITEM 1. PLAN INFORMATION.

The documents containing the information specified in Item 1 will be sent or given to the participant as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Upon written or oral request, any of the documents incorporated by reference in
Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                              Ari Markow, President
                    Pride Business Development Holdings, Inc.
                                1230 Calle Suerte
                           Camarillo, California 93012
                                 (866) 868-0461

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC on June 1, 2006, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-Q for the period ended March 31, 2006, as filed with the SEC on July 14, 2006, which is hereby incorporated by reference.

o Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on July 21, 2006, which is hereby incorporated by reference.

o Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on July 12, 2006, which is hereby incorporated by reference.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21st Fl., New York, NY 10018. Marc Ross, a member of Sichenzia Ross Friedman Ference LLP, will receive 150,000 shares of common stock under this registration statement to be issued as compensation for legal services to be performed on behalf of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Revised Statutes of the State of Nevada. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We may advance, prior to the final disposition of any proceeding, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to provide indemnification in respect of any claim, issue or matter as to which an officer or director shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such officer's or director's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

EXHIBIT           DESCRIPTION
5.1               Opinion of Sichenzia Ross Friedman Ference LLP
10.1              Compensation Agreement with Marc Ross
23.1              Consent of Sichenzia Ross Friedman Ference LLP is included in
                  Exhibit 5.1
23.2              Consent of Malone & Bailey, PLLC, Certified Public Accountants

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:


      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


      Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the Registration Statement is on Form S-3 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.


      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:


      (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and


      (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.


      (6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;


      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;


      (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and


      (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.


      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, California on August 2, 2006.

                    PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.



                By: /s/ M. Michael Markow
                    --------------------------------------
                    M. Michael Markow, Chief Executive
                    Officer and Chairman of the Board

                By: /s/ Ari Markow
                    --------------------------------------
                    Ari Markow, President, Chief Financial
                    Officer and Director


      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated.


      SIGNATURE                          TITLE                         DATE
---------------------    --------------------------------------    -------------

/s/ M. Michael Markow    Chief Executive Officer and Chairman
---------------------
M. Michael Markow                                                 August 2, 2006

/s/ Ari Markow           President, Chief Financial Officer and
---------------------
Ari Markow               Director                                 August 2, 2006

/s/ Francine Markow      Director
---------------------
Francine Markow                                                   August 2, 2006